As filed with the Securities and Exchange Commission on February 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IONQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-2992192
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4505 Campus Drive College Park, MD	20740
(Address of principal executive offices)	(Zip Code)

IonQ, Inc. 2021 Equity Incentive Plan

IonQ, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Paul T. Dacier

Chief Legal Officer and Corporate Secretary

IonQ, Inc.

4505 Campus Drive

College Park, MD 20740

(301) 298-7997

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert Kindler

Chelsea Darnell

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, IonQ, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register (i) an additional 25,069,103 shares (“Shares”) of common stock, par value $0.0001 per share, under the IonQ, Inc. 2021 Equity Incentive Plan (the “EIP”) and (ii) an additional 5,067,361 Shares under the IonQ, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of each plan that provide for annual automatic increases in the number of Shares reserved for issuance under each plan. A Registration Statement (No. 333-261737) on Form S-8 was filed with the SEC on December 17, 2021 (the “Initial S-8”) for the EIP and the ESPP. The contents of the Initial S-8 are incorporated by reference into this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

4.1	2021 Equity Incentive Plan	8-K	001-39694	10.16	10/4/21

4.2	2021 Employee Stock Purchase Plan	8-K	001-39694	10.19	10/4/21

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1 hereto)					X

24.1	Power of Attorney (included on signature page hereto)					X

107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 25th day of February, 2026.

IONQ, INC.

By:	/s/ Niccolo M. de Masi
Niccolo M. de Masi
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Niccolo M. de Masi, Inder M. Singh, Paul T. Dacier and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Niccolo M. de Masi	Chairman, President and Chief Executive Officer (Principal Executive Officer)	February 25, 2026
Niccolo M. de Masi

/s/ Inder M. Singh	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	February 25, 2026
Inder M. Singh

/s/ Kathryn K. Chou	Lead Independent Director	February 25, 2026
Kathryn K. Chou

/s/ Robert T. Cardillo	Director	February 25, 2026
Robert T. Cardillo

/s/ Jim Frankola	Director	February 25, 2026
Jim Frankola

/s/ John W. Raymond	Director	February 25, 2026
John W. Raymond

/s/ William J. Teuber, Jr.	Director	February 25, 2026
William J. Teuber, Jr.

/s/ Gabrielle B. Toledano	Director	February 25, 2026
Gabrielle B. Toledano